CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38643), as amended, pertaining to the 1997 Equity Incentive Plan of BEI Technologies, Inc., of our report dated October 30, 2000 with respect to the consolidated financial statements and schedule of BEI Technologies, Inc. and subsidiaries, included in the Annual Report (Form 10-K) for the year ended September 30, 2000.


                                                               Ernst & Young LLP


San Francisco, California
December 20, 2000